Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 4, 2022, with respect to the WarnerMedia Business, included in the information statement/prospectus of Discovery, Inc., which is referred to and made a part of this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 for the registration of its common stock.

/s/ Ernst & Young LLP

Dallas, Texas

March 28, 2022